                                                                    EXHIBIT 99.1

(CENTERPOINT ENERGY LOGO)                          For more information contact
                                                   MEDIA:
                                                   LETICIA LOWE
                                                   Phone 713-207-7702
                                                   INVESTORS:
                                                   MARIANNE PAULSEN
                                                   Phone 713-207-6500

  FOR IMMEDIATE RELEASE                                            PAGE 1 of 6
--------------------------------------------------------------------------------

             CENTERPOINT ENERGY REPORTS THIRD QUARTER 2004 RESULTS

            LOSS REFLECTS WRITE-DOWN OF REGULATORY ASSETS AND LOSS ON
                            DISPOSAL OF TEXAS GENCO

           HOUSTON - NOVEMBER 9, 2004 - CenterPoint Energy, Inc. (NYSE: CNP) today reported a net loss of $1.1 billion, or $3.66 per diluted share, for the third quarter of 2004 compared to net income of $182 million, or $0.59 per diluted share for the same period of 2003.

           The net loss for the third quarter of 2004 was primarily related to two major events. First, the company recorded an $894 million extraordinary charge to earnings. This charge reflects a write-down of the company's generation-related regulatory assets resulting from the Public Utility Commission of Texas' (PUC) deliberations in the proceeding to determine the company's stranded investment and other true-up amounts filed pursuant to the Texas electric restructuring law. Second, due to the pending sale of the company's interest in Texas Genco Holdings, Inc. (NYSE: TGN), the company recorded a $259 million net loss from discontinued operations and reclassified the electric generation segment as discontinued operations for all periods presented. Net income for the third quarter of 2003 included $35 million, or $0.11 per diluted share, of income from discontinued operations.

           Income from continuing operations was $17 million, or $0.05 per diluted share, for the third quarter of 2004 compared to $147 million, or $0.48 per diluted share, for the third quarter of 2003. The third quarter of 2003 included after-tax income of $144 million, or $0.47 per diluted share, related to Excess Cost Over Market (ECOM) revenues which terminated as of December 31, 2003, in accordance with the Texas electric restructuring law.

           "We're very disappointed in the estimated recovery amount from our true-up proceeding pending before the Texas Public Utility Commission," said David M. McClanahan, president and chief executive officer of CenterPoint Energy. "However, we're pleased that the sale of Texas Genco is progressing well, and we will de-leverage the company with the proceeds from the sale and the ultimate securitization of the approved true-up balance. We continue to execute the strategy that we developed when we formed CenterPoint Energy a little over two years ago - namely, reducing our debt and optimizing and enhancing our core energy delivery businesses. We're making good progress."

           For the nine months ended September 30, 2004, the company recorded a net loss of $1 billion, or $3.25 per diluted share, which included a $154 million net loss from discontinued operations resulting from the pending sale of Texas Genco and the $894

                                     -more-

(CENTERPOINT ENERGY LOGO)                          For more information contact
                                                   MEDIA:
                                                   LETICIA LOWE
                                                   Phone 713-207-7702
                                                   INVESTORS:
                                                   MARIANNE PAULSEN
                                                   Phone 713-207-6500

  FOR IMMEDIATE RELEASE                                            PAGE 2 of 6
--------------------------------------------------------------------------------

million extraordinary charge to earnings from the write-down of generation-related regulatory assets. Net income for the same period of 2003 was $413 million, or $1.35 per diluted share, which included $52 million, or $0.17 per diluted share, of income from discontinued operations.

           Income from continuing operations was $43 million, or $0.14 per diluted share, for the nine months ended September 30, 2004, compared to $362 million, or $1.18 per share for the same period of 2003. The nine months ended September 30, 2003 included after-tax, ECOM-related income of $296 million, or $0.97 per diluted share.

THIRD QUARTER 2004 HIGHLIGHTS

TRUE-UP PROCEEDING

           On March 31, 2004, the company filed its true-up application with the PUC, marking one of the final steps in the implementation of the Texas electric restructuring law. In this application the company is seeking to recover a true-up balance of $3.7 billion, excluding interest. Although a final order has not been issued, based on deliberations by the PUC commissioners during six public meetings, the company estimates that it will recover approximately $2.0 billion of its requested amount, excluding interest which will be recorded once a final determination has been made by the PUC. Consequently, the company recorded an $894 million extraordinary loss in the quarter. Once the PUC issues a final order, the extraordinary loss may be adjusted.

SALE OF TEXAS GENCO

           On July 21, 2004, CenterPoint Energy and Texas Genco announced a definitive agreement for GC Power Acquisition LLC, a newly formed entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, to acquire Texas Genco for approximately $3.65 billion in cash. The transaction, subject to certain regulatory approvals, will be accomplished in two steps. The first step, expected to be completed in the fourth quarter of 2004, involves Texas Genco's purchase of the 19 percent of its shares owned by the public for $47 per share, followed by GC Power Acquisition's purchase of a Texas Genco subsidiary that will then own Texas Genco's coal, lignite and gas-fired generation plants. In the second step of the transaction, expected to take place in the first half of 2005 following Nuclear Regulatory Commission approval, GC Power Acquisition will complete the acquisition of Texas Genco, the principal remaining asset of which will then be Texas Genco's interest in the South Texas Project nuclear facility. Total cash proceeds to CenterPoint Energy from both steps of the transaction will be approximately $2.9 billion for its 81 percent interest in Texas Genco. After-tax proceeds are estimated to be approximately $2.5 billion.

                                     -more-

(CENTERPOINT ENERGY LOGO)                          For more information contact
                                                   MEDIA:
                                                   LETICIA LOWE
                                                   Phone 713-207-7702
                                                   INVESTORS:
                                                   MARIANNE PAULSEN
                                                   Phone 713-207-6500

  FOR IMMEDIATE RELEASE                                            PAGE 3 of 6
--------------------------------------------------------------------------------

OPERATING INCOME BY SEGMENT DETAILED

Electric Transmission & Distribution

           The electric transmission & distribution segment reported operating income of $178 million in the third quarter of 2004, consisting of $169 million for the regulated transmission and distribution utility (TDU) and $9 million for the transition bond company, which is an amount sufficient to pay interest on the transition bonds. Results for the third quarter of 2004 do not include any revenues related to ECOM which terminated as of December 31, 2003 in accordance with the Texas electric restructuring law. Operating income for the same period of 2003 totaled $383 million, consisting of $151 million for the TDU, $10 million for the transition bond company and $222 million of non-cash income associated with ECOM.

           The TDU continues to benefit from solid customer growth as nearly 51,000 metered customers were added since September 2003. Increased operation and maintenance expenses from environmental remediation costs and increased transmission payments were more than offset by a land sale.

           Operating income for the nine months ended September 30, 2004, was $390 million, consisting of $361 million for the TDU and $29 million for the transition bond company. Operating income for the same period of 2003 totaled $823 million, consisting of $339 million for the TDU, $29 million for the transition bond company and $455 million of non-cash income associated with ECOM.

NATURAL GAS DISTRIBUTION

           The natural gas distribution segment reported an operating loss of $2 million for the third quarter of 2004 compared to an operating loss of $5 million for the same period of 2003. Due to seasonal impacts, operating results for the third quarter in this segment are typically the weakest of the year.

           Continued customer growth, with the addition of over 45,000 customers since September 2003, and higher revenues from rate increases more than offset increased operating expenses.

           Operating income for the nine months ended September 30, 2004, was $137 million, compared to $146 million for the same period of 2003.

                                     -more-

(CENTERPOINT ENERGY LOGO)                          For more information contact
                                                   MEDIA:
                                                   LETICIA LOWE
                                                   Phone 713-207-7702
                                                   INVESTORS:
                                                   MARIANNE PAULSEN
                                                   Phone 713-207-6500

  FOR IMMEDIATE RELEASE                                            PAGE 4 of 6
--------------------------------------------------------------------------------

PIPELINES AND GATHERING

           The pipelines and gathering segment reported operating income of $35 million for the third quarter of 2004 compared to $39 million for the same period of 2003. Increased transportation and gas gathering margins were more than offset by higher operation and maintenance expenses primarily related to pipeline integrity expenditures and litigation settlement costs.

           Operating income for the nine months ended September 30, 2004 was $123 million compared to $124 million for the same period of 2003.

OTHER OPERATIONS

           The company's other operations reported an operating loss of $4 million for the third quarter of 2004 compared to operating income of $1 million for the same period of 2003.

           The operating loss for the nine months ended September 30, 2004, was $17 million compared to an operating loss of $16 million for the same period of 2003.

OTHER

           Interest expense incurred for the third quarter of 2004 was $206 million compared to $238 million for the same period of 2003. In accordance with Emerging Issues Task Force Issue No. 87-24, "Allocation of Interest to Discontinued Operations", the company reclassified interest to discontinued operations of Texas Genco according to the terms for debt repayment in the respective credit facilities in effect for each period. After reflecting the reclassification of interest expense to discontinued operations and interest incurred by discontinued operations of $14 million for the third quarter of 2004 and $54 million for the same period of 2003, interest expense related to continuing operations was $192 million in 2004 and $184 million in 2003.

           Interest expense incurred for the nine months ended September 30, 2004, was $621 million in 2004 compared to $712 million for the same period of 2003. After reflecting the reclassification of interest expense to discontinued operations and interest incurred by discontinued operations of $38 million for the nine months ended September 30, 2004 and $181 million for the same period of 2003, interest expense related to continuing operations was $583 million for 2004 and $531 million for the same period of 2003.

                                     -more-

(CENTERPOINT ENERGY LOGO)                          For more information contact
                                                   MEDIA:
                                                   LETICIA LOWE
                                                   Phone 713-207-7702
                                                   INVESTORS:
                                                   MARIANNE PAULSEN
                                                   Phone 713-207-6500

  FOR IMMEDIATE RELEASE                                            PAGE 5 of 6
--------------------------------------------------------------------------------

DISCONTINUED OPERATIONS

           Due to the pending sale of the company's interest in Texas Genco, the electric generation segment has been reclassified as discontinued operations in the third quarter of 2004. As a result of the sale, the company recorded a $253 million loss related to the sale of Texas Genco and an additional loss of $93 million offsetting the company's 81 percent interest in Texas Genco's third quarter 2004 earnings. Until the sale of Texas Genco is complete, the company's interest in any Texas Genco earnings will be offset by an increased loss on the pending sale. Income from Texas Genco presented in discontinued operations was $87 million for the quarter and $36 million for the same period of 2003. For the nine months ended September 30, income from Texas Genco presented in discontinued operations was $192 million for 2004 and $66 million for the same period of 2003. These operations are presented as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", for all periods presented.

FOURTH QUARTER DIVIDEND

The Board of Directors of CenterPoint Energy has not yet taken up the matter of a cash dividend for the fourth quarter, but is expected to do so at its meeting later in November.

WEBCAST OF EARNINGS CONFERENCE CALL

           The management of CenterPoint Energy will host an earnings conference call on Tuesday, November 9, 2004, at 10:30 a.m. Central time. Interested parties may listen to a live, audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on CenterPoint Energy's web site for at least one year.

           CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and sales, interstate pipeline and gathering operations, and more than 14,000 megawatts of power generation in Texas, of which approximately 2,500 megawatts are currently in mothball status. The company serves nearly five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $19 billion. With more than 11,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.

                                     -more-

(CENTERPOINT ENERGY LOGO)                          For more information contact
                                                   MEDIA:
                                                   LETICIA LOWE
                                                   Phone 713-207-7702
                                                   INVESTORS:
                                                   MARIANNE PAULSEN
                                                   Phone 713-207-6500

  FOR IMMEDIATE RELEASE                                            PAGE 6 of 6
--------------------------------------------------------------------------------


           This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of the true-up proceeding and any legal proceedings related thereto, the timing and impact of future regulatory and legislative decisions, successful consummation and timing of the sale of Texas Genco, effects of competition, weather variations, changes in CenterPoint Energy's or its subsidiaries' business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages and other factors discussed in CenterPoint Energy's and its subsidiaries' Form 10-Ks for the period ended December 31, 2003, Form 10-Qs for the periods ended March 31, 2004 and June 30, 2004 and other filings with the Securities and Exchange Commission.

                                     - ### -

                       CenterPoint Energy, Inc. and Subsidiaries
                         Statements of Consolidated Operations
                                (Thousands of Dollars)
                                      (Unaudited)


                                                              Quarter Ended September 30,       Nine Months Ended September 30,
                                                             -----------------------------      -------------------------------
                                                                 2004              2003              2004              2003
                                                             -----------       -----------       -----------       -----------
Revenues:
   Electric Transmission & Distribution                      $   446,130       $   653,438       $ 1,149,283       $ 1,582,613
   Natural Gas Distribution                                    1,148,548           897,392         4,524,865         3,912,719
   Pipelines and Gathering                                       107,870            89,083           323,670           319,907
   Other Operations                                                2,592             7,615             8,372            25,867
   Eliminations                                                  (38,051)          (39,594)         (113,311)         (168,514)
                                                             -----------       -----------       -----------       -----------
      Total                                                    1,667,089         1,607,934         5,892,879         5,672,592
                                                             -----------       -----------       -----------       -----------
Expenses:
   Fuel and cost of gas sold                                     928,189           681,888         3,700,679         3,073,652
   Operation and maintenance                                     317,486           298,814           928,556           910,274
   Depreciation and amortization                                 125,528           119,472           361,820           350,547
   Taxes other than income taxes                                  89,151            90,129           269,315           260,889
                                                             -----------       -----------       -----------       -----------
      Total                                                    1,460,354         1,190,303         5,260,370         4,595,362
                                                             -----------       -----------       -----------       -----------
Operating Income                                                 206,735           417,631           632,509         1,077,230
                                                             -----------       -----------       -----------       -----------
Other Income (Expense):
   Gain (loss) on Time Warner investment                         (31,161)          (21,207)          (40,033)           43,497
   Gain (loss) on indexed debt securities                         34,117            17,040            43,240           (38,510)
   Interest and other finance charges                           (182,701)         (173,822)         (554,658)         (501,107)
   Interest on transition bonds                                   (9,495)           (9,811)          (28,716)          (29,495)
   Other - net                                                     1,310             2,688            15,243            11,846
                                                             -----------       -----------       -----------       -----------
      Total                                                     (187,930)         (185,112)         (564,924)         (513,769)
                                                             -----------       -----------       -----------       -----------
Income from Continuing Operations Before
   Income Taxes and Extraordinary Loss                            18,805           232,519            67,585           563,461

Income Tax Expense                                                (2,174)          (85,544)          (24,781)         (201,699)
                                                             -----------       -----------       -----------       -----------
Income from Continuing Operations Before
   Extraordinary Loss                                             16,631           146,975            42,804           361,762
                                                             -----------       -----------       -----------       -----------
Discontinued Operations:
   Income from Texas Genco, net of tax                           108,768            51,753           240,689           104,580
   Minority Interest related to Texas Genco, net of tax          (21,852)          (15,694)          (48,707)          (38,799)
   Loss on Disposal of Texas Genco, net of tax                  (346,127)               --          (346,127)               --
   Loss from Other Operations, net of tax                             --            (1,212)               --            (2,077)
   Loss on Disposal of Other Operations, net of tax                   --               (97)               --           (12,086)
                                                             -----------       -----------       -----------       -----------
      Total                                                     (259,211)           34,750          (154,145)           51,618
                                                             -----------       -----------       -----------       -----------
Extraordinary Loss, net of tax                                  (893,618)               --          (893,618)               --
                                                             -----------       -----------       -----------       -----------
Net Income (Loss)                                            $(1,136,198)      $   181,725       $(1,004,959)      $   413,380
                                                             ===========       ===========       ===========       ===========


        Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                         CenterPoint Energy, Inc. and Subsidiaries
                 Selected Data From Statements of Consolidated Operations
                     (Thousands of Dollars, Except Per Share Amounts)
                                        (Unaudited)

                                                             Quarter Ended                 Nine Months Ended
                                                             September 30,                   September 30,
                                                       -------------------------       ---------------------------
                                                          2004            2003            2004             2003
                                                       ---------       ---------       ---------       -----------

Basic Earnings Per Common Share:
   Income from Continuing Operations                   $    0.05       $    0.48       $    0.14       $      1.19
   Income (Loss) from Discontinued Operations              (0.84)           0.12           (0.50)             0.17
   Extraordinary Loss, net of tax                          (2.90)             --           (2.91)               --
                                                       ---------       ---------       ---------       -----------
   Net Income (Loss)                                   $   (3.69)      $    0.60       $   (3.27)      $      1.36
                                                       =========       =========       =========       ===========

Diluted Earnings Per Common Share:
   Income from Continuing Operations                   $    0.05       $    0.48       $    0.14       $      1.18
   Income (Loss) from Discontinued Operations              (0.83)           0.11           (0.50)             0.17
   Extraordinary Loss, net of tax                          (2.88)             --           (2.89)               --
                                                       ---------       ---------       ---------       -----------
   Net Income (Loss)                                   $   (3.66)      $    0.59       $   (3.25)      $      1.35
                                                       =========       =========       =========       ===========

Dividends Declared per Common Share                    $    0.10       $      --(1)    $    0.30       $      0.30

Weighted Average Common Shares Outstanding (000):
   - Basic                                               307,592         305,007         306,954           303,261
   - Diluted                                             310,165         307,345         309,482           305,415

OPERATING INCOME (LOSS) BY SEGMENT

Electric Transmission & Distribution:
   Transmission & Distribution Operations              $ 168,506       $ 151,466       $ 361,635       $   338,901
   Transition Bond Company                                 9,399           9,733          28,505            29,252
   ECOM True-up                                               --         221,502              --           454,783
                                                       ---------       ---------       ---------       -----------
      Total Electric Transmission & Distribution         177,905         382,701         390,140           822,936
Natural Gas Distribution                                  (1,972)         (4,723)        137,427           145,789
Pipelines and Gathering                                   35,391          38,948         122,484           124,197
Other Operations                                          (4,589)            705         (17,542)          (15,692)
                                                       ---------       ---------       ---------       -----------
Total                                                  $ 206,735       $ 417,631       $ 632,509       $ 1,077,230
                                                       =========       =========       =========       ===========

(1) A third quarter dividend was declared on June 18, 2003 payable on September 10, 2003.

     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                  CenterPoint Energy, Inc. and Subsidiaries
                      Results of Operations by Segment
                            (Millions of Dollars)
                                 (Unaudited)

                                                                ELECTRIC TRANSMISSION & DISTRIBUTION
                                        ------------------------------------------------------------------------------------
                                              Quarter Ended                           Nine Months Ended
                                              September 30,                             September 30,
                                        -------------------------      % Diff      -------------------------      % Diff
                                            2004         2003        Fav/(Unfav)      2004           2003        Fav/(Unfav)
                                        -------------------------    -----------   -------------------------     -----------
RESULTS OF OPERATIONS:
   Revenues:
   Electric revenues                    $      425     $      414         3%       $    1,095     $    1,080         1%
   ECOM revenues                                --            222        --                --            455        --
   Transition bond revenues                     21             18        17%               54             48        13%
                                        ----------     ----------                  ----------     ----------
      Total Revenues                           446            654       (32%)           1,149          1,583       (27%)
                                        ----------     ----------                  ----------     ----------

Expenses:
   Operation and maintenance                   134            139         4%              390            398         2%
   Depreciation and amortization                63             62        (2%)             186            184        (1%)
   Taxes other than income taxes                59             62         5%              158            159         1%
   Transition bond expenses                     12              8       (50%)              25             19       (32%)
                                        ----------     ----------                  ----------     ----------
      Total                                    268            271         1%              759            760        --
                                        ----------     ----------                  ----------     ----------
Operating Income                        $      178     $      383       (54%)      $      390     $      823       (53%)
                                        ==========     ==========                  ==========     ==========

                                              Quarter Ended                           Nine Months Ended
                                              September 30,                             September 30,
                                        -------------------------                  -------------------------
                                            2004         2003                         2004           2003
                                        -------------------------                  -------------------------
ELECTRIC TRANSMISSION & DISTRIBUTION
OPERATING DATA:
ACTUAL MWH DELIVERED
Residential                              8,511,639      8,134,198         5%       18,714,422     19,182,750        (2%)
Total                                   22,568,431     20,895,879         8%       56,633,719     54,770,018         3%

WEATHER (AVERAGE FOR SERVICE AREA):
Percentage of normal:
   Cooling degree days                         103%            96%        7%              102%           102%       --
   Heating degree days                         N/A            N/A        --                86%           111%      (25%)

AVERAGE NUMBER OF METERED CUSTOMERS:
   Residential                           1,645,523      1,600,998         3%        1,633,890      1,587,976         3%
   Commercial and Industrial               224,605        220,420         2%          222,661        221,049         1%
                                        ----------     ----------                  ----------     ----------
   Total                                 1,870,128      1,821,418         3%        1,856,551      1,809,025         3%
                                        ==========     ==========                  ==========     ==========


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                  CenterPoint Energy, Inc. and Subsidiaries
                      Results of Operations by Segment
                            (Millions of Dollars)
                                 (Unaudited)


                                                                             NATURAL GAS DISTRIBUTION
                                                   --------------------------------------------------------------------------------
                                                        Quarter Ended                          Nine Months Ended
                                                        September 30,                            September 30,
                                                   -----------------------     % Diff       ------------------------     % Diff
                                                      2004          2003      Fav/(Unfav)       2004           2003     Fav/(Unfav)
                                                   ---------     ---------    ----------    ---------      ---------    ----------
RESULTS OF OPERATIONS:
Revenues                                           $   1,149     $     897       28%        $   4,525      $   3,913       16%
                                                   ---------     ---------                  ---------      ---------
Expenses:
   Natural gas                                           959           713      (35%)           3,776          3,168      (19%)
   Operation and maintenance                             133           133       --               416            417       --
   Depreciation and amortization                          36            34       (6%)             106            101       (5%)
   Taxes other than income taxes                          23            22       (5%)              90             81      (11%)
                                                   ---------     ---------                  ---------      ---------
      Total                                            1,151           902      (28%)           4,388          3,767      (16%)
                                                   ---------     ---------                  ---------      ---------
Operating Income (Loss)                            $      (2)    $      (5)     (60%)       $     137      $     146       (6%)
                                                   =========     =========                  =========      =========

NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential                                               15            15       --               121            129       (6%)
Commercial and Industrial                                 39            39       --               171            167        2%
Non-rate regulated Commercial and Industrial             113           120       (6%)             419            365       15%
Elimination                                              (32)          (24)     (33%)            (105)           (64)     (64%)
                                                   ---------     ---------                  ---------      ---------
      Total Throughput                                   135           150      (10%)             606            597        2%
                                                   =========     =========                  =========      =========

WEATHER (AVERAGE FOR SERVICE AREA)
Percentage of normal:
   Heating degree days                                    61%          101%     (40%)              95%           104%      (9%)

AVERAGE NUMBER OF CUSTOMERS:
   Residential                                     2,777,212     2,732,165        2%        2,791,722      2,749,571        2%
   Commercial and Industrial                         242,111       242,503       --           245,895        245,118       --
   Non-rate regulated Commercial and Industrial        6,249         5,569       12%            6,234          5,350       17%
                                                   ---------     ---------                  ---------      ---------
      Total                                        3,025,572     2,980,237        2%        3,043,851      3,000,039        1%
                                                   =========     =========                  =========      =========
                                                                             PIPELINES AND GATHERING
                                                   --------------------------------------------------------------------------------
                                                        Quarter Ended                          Nine Months Ended
                                                        September 30,                            September 30,
                                                   -----------------------     % Diff       ------------------------     % Diff
                                                      2004          2003      Fav/(Unfav)       2004           2003     Fav/(Unfav)
                                                   ---------     ---------    ----------    ---------      ---------    ----------
RESULTS OF OPERATIONS:
Revenues                                           $     108     $      89       21%        $     324      $     320        1%
                                                   ---------     ---------                  ---------      ---------
Expenses:
   Natural gas                                             6             5      (20%)              33             62       47%
   Operation and maintenance                              52            31      (68%)             122             90      (36%)
   Depreciation and amortization                          11            10      (10%)              33             31       (6%)
   Taxes other than income taxes                           4             4       --                13             13       --
                                                   ---------     ---------                  ---------      ---------
      Total                                               73            50      (46%)             201            196       (3%)
                                                   ---------     ---------                  ---------      ---------
Operating Income                                   $      35     $      39      (10%)       $     123      $     124       (1%)
                                                   =========     =========                  =========      =========


PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
Natural Gas Sales                                          1             1       --                 8              9      (11%)
Transportation                                           181           159       14%              658            630        4%
Gathering                                                 79            73        8%              233            219        6%
Elimination                                               --            --       --                (5)            (4)     (25%)
                                                   ---------     ---------                  ---------      ---------
      Total Throughput                                   261           233       12%              894            854        5%
                                                   =========     =========                  =========      =========


     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


                                                                       OTHER OPERATIONS
                                         -------------------------------------------------------------------------------
                                               Quarter Ended                        Nine Months Ended
                                               September 30,                          September 30,
                                         ------------------------     % Diff      ---------------------         % Diff
                                            2004           2003     Fav/(Unfav)      2004           2003     Fav/(Unfav)
                                         ---------      ---------   -----------   ---------      ---------   -----------
RESULTS OF OPERATIONS:
Revenues                                 $       2      $       8      (75%)      $       8      $      26      (69%)
Expenses                                         6              7       14%              25             42       40%
                                         ---------      ---------                 ---------      ---------
Operating Income (Loss)                  $      (4)     $       1     (500%)      $     (17)     $     (16)      (6%)
                                         =========      =========                 =========      =========

                         Capital Expenditures by Segment
                              (Millions of Dollars)
                                   (Unaudited)


                                                        Quarter Ended                          Nine Months Ended
                                                        September 30,                            September 30,
                                                   -----------------------                  -------------------------
                                                      2004          2003                      2004             2003
                                                   ---------     ---------                  ---------       ---------
CAPITAL EXPENDITURES BY SEGMENT
  Electric Transmission & Distribution             $      79     $      51                  $     173       $     156
  Natural Gas Distribution                                52            65                        132             148
  Pipelines and Gathering                                 14            13                         38              42
  Other Operations                                         4            --                         16               6
                                                   ---------     ---------                  ---------       ---------
  Total                                            $     149     $     129                  $     359       $     352
                                                   =========     =========                  =========       =========


                             Interest Expense Detail
                              (Millions of Dollars)
                                   (Unaudited)

                                                        Quarter Ended                          Nine Months Ended
                                                        September 30,                            September 30,
                                                   -----------------------                  -------------------------
                                                      2004          2003                      2004             2003
                                                   ---------     ---------                  ---------       ---------
INTEREST EXPENSE DETAIL
  Amortization of Deferred Financing Cost          $      19     $      16                  $      63       $      44
  Capitalization of Interest Cost                         (1)           (1)                        (3)             (3)
  Transition Bond Interest Expense                         9             9                         28              28
  Other Interest Expense                                 165           160                        495             462
                                                   ---------     ---------                  ---------       ---------
  Total Interest Expense                                 192           184                        583             531
                                                   ---------     ---------                  ---------       ---------

  Amortization of Deferred Financing Cost
    Reclassified to Discontinued Operations                1            22                          3              64
  Other Interest Reclassified to
    Discontinued Operations                               13            31                         35             109
                                                   ---------     ---------                  ---------       ---------
    Total Interest Reclassified to
      Discontinued Operations (1)                         14            53                         38             173
  Interest Expense Incurred by
    Discontinued Operations                               --             1                         --               8
                                                   ---------     ---------                  ---------       ---------
    Total Expense in Discontinued Operations              14            54                         38             181
                                                   ---------     ---------                  ---------       ---------
    Total Interest Expense Incurred                $     206     $     238                  $     621       $     712
                                                   =========     =========                  =========       =========

(1) In 2003, our $3.85 billion credit facility was comprised of a revolver and a term loan. This facility was amended in October 2003 to a $2.35 billion credit facility, comprised of a revolver and a term loan. According to the terms of the $3.85 billion credit facility, any net cash proceeds received from the sale of Texas Genco were required to be applied to repay borrowings under the credit facility. According to the terms of the $2.35 billion credit facility, until such time as the facility has been reduced to $750 million, 100% of any net cash proceeds received from the sale of Texas Genco are required to be applied to repay borrowings under the credit facility and reduce the amount available under the credit facility.

In accordance with Emerging Issues Task Force Issue No. 87-24 "Allocation of Interest to Discontinued Operations", we have reclassified interest to discontinued operations of Texas Genco based on net proceeds to be received from the sale of Texas Genco of $2.5 billion, and have applied the proceeds to the amount of debt assumed to be paid down in each respective period according to the terms of the respective credit facilities in effect for those periods. In periods where only the term loan was assumed to be repaid, the actual interest paid was reclassified. In periods where a portion of the revolver was assumed to be repaid, the percentage of that portion of the revolver to the total outstanding balance was calculated, and that percentage was applied to the actual interest paid in those periods to compute the amount of interest reclassified.

Total interest expense incurred was $206 million and $238 million for the three months ended September 30, 2004 and 2003, respectively, and $621 million and $712 million for the nine months ended September 30, 2004 and 2003, respectively. After reflecting the reclassification of interest expense to discontinued operations and interest incurred by discontinued operations of $14 million and $54 million for the three months ended September 30, 2004 and 2003, respectively, and $38 million and $181 million for the nine months ended September 30, 2004 and 2003, respectively, interest expense related to continuing operations was $192 million and $184 million for the three months ended September 30, 2004 and 2003, respectively, and $583 million and $531 million for the nine months ended September 30, 2004 and 2003, respectively.

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                           September 30,      December 31,
                                                                               2004              2003
                                                                           -------------      ------------


                                           ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                 $    20,202      $    86,922
  Other current assets                                                        1,888,084        1,967,944
  Current assets of discontinued operations                                     606,018          301,765
                                                                            -----------      -----------
      Total current assets                                                    2,514,304        2,356,631
                                                                            -----------      -----------

PROPERTY, PLANT AND EQUIPMENT, NET                                            8,122,791        8,084,924
                                                                            -----------      -----------

OTHER ASSETS:
  Goodwill, net                                                               1,740,510        1,740,510
  Regulatory assets                                                           3,227,201        4,930,793
  Other non-current assets                                                      406,639          405,936
  Non-current assets of discontinued operations                               3,574,598        3,942,296
                                                                            -----------      -----------
      Total other assets                                                      8,948,948       11,019,535
                                                                            -----------      -----------
        TOTAL ASSETS                                                        $19,586,043      $21,461,090
                                                                            ===========      ===========

                            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of transition bond long-term debt                         $    46,806      $    41,189
  Short-term borrowings and current portion of other long-term debt             490,414          182,738
  Other current liabilities                                                   1,881,545        2,046,209
  Current liabilities of discontinued operations                                353,947          332,125
                                                                            -----------      -----------
      Total current liabilities                                               2,772,712        2,602,261
                                                                            -----------      -----------

OTHER LIABILITIES:
  Accumulated deferred income taxes, net and investment tax credit            1,907,237        2,227,229
  Regulatory liabilities                                                      1,114,515        1,358,030
  Other non-current liabilities                                               1,019,260        1,278,646
  Non-current liabilities of discontinued operations                          1,461,097        1,277,760
                                                                            -----------      -----------
      Total other liabilities                                                 5,502,109        6,141,665
                                                                            -----------      -----------

LONG-TERM DEBT:
  Transition bond                                                               628,893          675,665
  Other                                                                       9,826,790       10,102,269
                                                                            -----------      -----------
      Total long-term debt                                                   10,455,683       10,777,934
                                                                            -----------      -----------

MINORITY INTEREST IN DISCONTINUED OPERATIONS                                    215,953          178,673

SHAREHOLDERS' EQUITY                                                            639,586        1,760,557
                                                                            -----------      -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $19,586,043      $21,461,090
                                                                            ===========      ===========


     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                 Condensed Statements of Consolidated Cash Flows
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                           Nine Months Ended September 30,
                                                                           -------------------------------
                                                                               2004                2003
                                                                           -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                        $(1,004,959)        $   413,380
  Discontinued operations, net of tax                                          154,145             (51,618)
  Extraordinary loss, net of tax                                               893,618                  --
                                                                           -----------         -----------
  Income from continuing operations                                             42,804             361,762
  Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
      Depreciation and amortization                                            424,993             394,947
      Deferred income taxes and investment tax credit                           99,556             313,151
      Changes in net regulatory assets and liabilities                        (253,335)           (667,796)
      Changes in other assets and liabilities                                    8,017            (155,956)
      Other, net                                                                17,268              22,507
                                                                           -----------         -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                      339,303             268,615

NET CASH USED IN INVESTING ACTIVITIES                                         (352,864)           (350,956)

NET CASH USED IN FINANCING ACTIVITIES                                         (113,811)           (230,227)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS                                    60,652              43,264
                                                                           -----------         -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                      (66,720)           (269,304)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                86,922             303,704
                                                                           -----------         -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $    20,202         $    34,400
                                                                           ===========         ===========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.